Exhibit 99(a)(1)(B)

REVISED PURCHASE NOTICE
TO SURRENDER
GENERAL MILLS, INC.
ZERO COUPON CONVERTIBLE
SENIOR DEBENTURES DUE 2022

CUSIP Numbers: 370334 AT1 and 370334 AU8

Pursuant to the Revised Company Notice
Dated October 4, 2005

        This Revised Purchase Notice relates to the purchase of Zero Coupon Convertible Senior Debentures Due 2022 (the “Debentures”) of General Mills, Inc., a Delaware corporation (“General Mills”), at the option of the holder thereof (the “Put Option”), pursuant to the terms and conditions specified in paragraph 6 of the Debentures and as set forth in the Revised Company Notice dated October 4, 2005 (the “Revised Company Notice”) which supersedes the Company Notice dated September 15, 2005 (the “Original Company Notice”) of General Mills relating to the Put Option and the Indenture, dated as of October 28, 2002 (as heretofore amended or supplemented, the “Indenture”), between General Mills and BNY Midwest Trust Company, an Illinois trust company, as trustee (the “Trustee”). General Mills has appointed the Trustee as paying agent (the “Paying Agent”) in connection with the Debentures. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Revised Company Notice.

        To exercise your option to have General Mills purchase the Debentures and receive payment of $712.97 in cash per $1,000 principal amount at maturity of the Debentures, you must validly surrender the Debentures prior to 5:00 p.m., New York City time, on Friday, October 28, 2005 (the “Purchase Date”). Debentures surrendered for purchase may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Purchase Date and, unless already accepted by General Mills for payment pursuant to the Put Option, at any time after 12:00 midnight, New York City time, on Friday, November 11, 2005 (the date which is 40 business days after the date of the Original Company Notice). The right of holders to surrender Debentures for purchase pursuant to the Put Option expires at 5:00 p.m., New York City time, on the Purchase Date.

        The Trustee has informed General Mills that, as of the date of the Revised Company Notice, all custodians and beneficial holders of the Debentures held the Debentures through The Depository Trust Company (“DTC”) accounts and that there were no certificated Debentures in non-global form. Accordingly, (i) all Debentures surrendered for purchase hereunder must be delivered through the transmittal procedures of DTC and (ii) this Revised Purchase Notice can be used only if a surrender of Debentures is being made concurrently by book-entry transfer to the Paying Agent’s account at DTC through DTC’s Automatic Tenders over the Participant Terminal System, subject to the terms and procedures of that system.

The Paying Agent is:
BNY Midwest Trust Company

By Regular, Registered or Certified	For Information:	By Facsimile:
Mail or Overnight Courier:	(212) 815-5788	(212) 298-1915
The Bank of New York		Attention: William Buckley
Corporate Trust Operations
Reorganization Unit		Confirm Receipt of Facsimile Only:
101 Barclay Street - 7 East		(212) 815-5788
New York, New York 10286
Attention: William Buckley

        The instructions accompanying this Revised Purchase Notice should be read carefully before this Revised Purchase Notice is completed.

        Any beneficial owner whose Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to surrender such Debentures should contact such registered holder of the Debentures promptly and instruct such registered holder to surrender on behalf of the beneficial owner.

        You bear the risk of untimely submission of your Debentures. You must allow sufficient time for completion of the necessary procedures prior to 5:00 p.m., New York City time, on the Purchase Date.

Ladies and Gentlemen:

        This Revised Purchase Notice relates to the Zero Coupon Convertible Senior Debentures Due 2022 (the “Debentures”) of General Mills, Inc., a Delaware corporation (“General Mills”), and the holder’s right to surrender and General Mills’ obligation to purchase the Debentures for $712.97 in cash per $1,000 principal amount at maturity of the Debentures (the “Purchase Price”), subject to the terms and conditions of the Indenture, dated as of October 28, 2002 (as heretofore amended or supplemented, the “Indenture”), between General Mills and BNY Midwest Trust Company, an Illinois trust company, as trustee (the “Trustee”), paragraph 6 of the Debentures and the Revised Company Notice, dated October 4, 2005 (the “Revised Company Notice”), of General Mills relating to the Put Option. General Mills has appointed the Trustee as paying agent (the “Paying Agent”) in connection with the Debentures. By execution of this Revised Purchase Notice, each signatory hereof (the “undersigned”) represents that the undersigned has received the Revised Company Notice, which provides the notice to the holders required pursuant to the Indenture. Upon the terms and subject to the conditions set forth herein and the Indenture, and effective upon the acceptance for payment thereof, the undersigned hereby irrevocably sells, assigns and transfers all right and title to General Mills in and to the Debentures surrendered hereby.

        The undersigned hereby irrevocably constitutes and appoints the Paying Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Paying Agent also acts as General Mills’ agent) with respect to such Debentures, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Debentures, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to General Mills, (b) present such Debentures for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Debentures (except that the Paying Agent will have no rights to, or control over, funds from General Mills, except as agent for General Mills, for the Purchase Price of any surrendered Debentures that are purchased by General Mills), all in accordance with the terms and conditions of the Revised Company Notice and the Indenture.

        The undersigned hereby represents and warrants that:

                (a)  the undersigned (i) owns the Debentures surrendered hereby and is entitled to surrender such Debentures and (ii) has full power and authority to surrender, sell, assign and transfer the Debentures surrendered hereby and that when such Debentures are accepted for purchase and payment by General Mills, General Mills will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right;

                (b)  on request, the undersigned will execute and deliver any additional documents that the Paying Agent or General Mills deems necessary or desirable to complete the sale, assignment and transfer of the Debentures surrendered for purchase hereby and accepted for payment; and

                (c)  the undersigned agrees to all of the terms of the Revised Company Notice and this Revised Purchase Notice.

        The undersigned understands that surrender of the Debentures is not made in acceptable form until receipt by the Paying Agent of this Revised Purchase Notice, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to General Mills in its sole discretion (General Mills may delegate power in whole or in part to the Paying Agent). All questions as to form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Debentures for purchase hereunder will be determined by General Mills in its sole discretion (General Mills may delegate power in whole or in part to the Paying Agent) and such determination shall be final and binding on all parties.

        The undersigned understands that all Debentures validly surrendered for purchase and not validly withdrawn prior to 5:00 p.m., New York City time, on Friday, October 28, 2005 (the “Purchase Date”) will be purchased at the Purchase Price, in cash, upon the terms and conditions specified in the Indenture, paragraph 6 of the Debentures and as set forth in the Revised Company Notice. The undersigned understands that acceptance of the Debentures by General Mills for payment will constitute a binding agreement between the undersigned and General Mills upon the terms and subject to the conditions of the Indenture, the Revised Company Notice and this Revised Purchase Notice.

        The undersigned understands that the undersigned may also withdraw previously surrendered Debentures if General Mills has not yet accepted them for payment after 12:00 midnight, New York City time, on Friday, November 11, 2005, the expiration of 40 business days from the date of the Original Company Notice.

        Promptly upon expiration of the Put Option, General Mills will accept for payment all Debentures validly surrendered for purchase and not validly withdrawn. General Mills will forward to the Paying Agent, prior to 10:00 a.m., New York City time, on October 31, 2005, the appropriate amount of cash required to pay the Purchase Price for those Debentures, and the Paying Agent will promptly distribute that cash to DTC, the sole record holder of the Debentures. DTC will thereafter distribute the cash to its participants in accordance with its procedures.

        All authority conferred or agreed to be conferred in this Revised Purchase Notice shall not be affected by and shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Revised Purchase Notice shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

        Unless otherwise indicated herein under “Special Issuance Instructions,” the undersigned hereby request(s) that any payments to be made in respect of the Debentures tendered hereby be made to DTC for the account of the undersigned. In the event that the “Special Issuance Instructions” box below is completed, the undersigned hereby request(s) that payments to be made in respect of the Debentures tendered hereby be made to DTC for the account of the person(s) therein indicated.

NOTE: SIGNATURES MUST BE PROVIDED

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DESCRIPTION OF DEBENTURES BEING SURRENDERED FOR PURCHASE

Name(s) and Address(es) of Registered Holder(s)(1)	Debentures Surrendered for Purchase (Attach additional signed list, if necessary)

Principal Amount Represented by Debentures

Total Amount Surrendered for Purchase

(1)     Exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

METHOD OF DELIVERY

☐	CHECK HERE IF THE DEBENTURES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 2, 3, 4 and 5)

To be completed ONLY if payments are to be made to DTC for the account of someone other than the person(s) whose signature appear(s) within this Revised Purchase Notice.

Make payment to:

________________________________________________________________________________________________________________________________________________________________________ (DTC Account Number)

________________________________________________________________________________________________________________________________________________________________________ (Account Party)

NOTE: SIGNATURES MUST BE PROVIDED ON THE FOLLOWING PAGE.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

SIGN HERE

(See Instructions 1 and 4)

(Please Complete Substitute Form W-9 enclosed with this Revised Company Notice)

Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) of the Debentures by documents transmitted with this Revised Purchase Notice. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:               , 2005

Name(s):

(Please Print)

Capacity:

Area Code(s) and Telephone Number(s):

Tax Id./S.S. Number(s):
 (Federal Employer Number(s) or Social Security Number(s))

Address(es):
 (Include Zip Code)

The Guarantee Below Must be Completed.

GUARANTEE OF SIGNATURE(S)

(See Instructions 2 and 4)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:               , 2005

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Revised Purchase Notice

        1.    Delivery of Revised Purchase Notice and Debentures.    This Revised Purchase Notice can be used only if a surrender of Debentures is being made concurrently by book-entry transfer to the Paying Agent’s account at DTC. Confirmation of the delivery of Debentures by book-entry transfer to the Paying Agent through DTC, together with a properly completed and duly executed Revised Purchase Notice or agent’s message and any other required documents, should be delivered to the Paying Agent at the appropriate address set forth on the first page of this Revised Purchase Notice and must be received by the Paying Agent prior to 5:00 p.m., New York City time, on the Purchase Date. The term “agent’s message” means a message, transmitted to DTC and received by the Paying Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by this Revised Purchase Notice and that General Mills may enforce this Revised Purchase Notice against the undersigned. Delivery of documents to DTC or to General Mills does not constitute delivery to the Paying Agent.

          The method of delivery of all documents, including this Revised Purchase Notice and any other required documents, is at the election and risk of the surrendering holder(s). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

        You bear the risk of untimely submission of your Debentures. You must allow sufficient time for completion or the necessary procedures prior to 5:00 p.m., New York City time, on the Purchase Date.

        Each surrendering holder, by execution of this Revised Purchase Notice, waives any right to receive any notice of the acceptance of his or her surrender.

        2. Guarantee of Signatures.    No signature guarantee is required if either:

                (a) this Revised Purchase Notice is signed by the registered holder(s) of the Debentures (which term, for purposes of this Revised Purchase Notice, includes any participant in DTC whose name appears on a security position listing as the holder of such Debentures) surrendered with the Revised Purchase Notice, unless such holder has completed the box entitled “Special Issuance Instructions” above; or

                (b) the Debentures surrendered with this Revised Purchase Notice are surrendered for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”).

        In all other cases, an Eligible Institution must guarantee the signatures on this Revised Purchase Notice. See Instruction 4.

        3.    Inadequate Space.    If the space provided in the box captioned “Description of Debentures Being Surrendered for Purchase” is inadequate, the principal amount represented by the Debentures and the principal amount surrendered should be listed on a separate signed schedule and attached to this Revised Purchase Notice.

        4.    Signatures on Revised Purchase Notice and Endorsements.

        (a)  If this Revised Purchase Notice is signed by the registered holder(s) of the Debentures surrendered for purchase hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Debentures without any change whatsoever.

        (b)  If the Debentures are registered in the names of two or more joint holders, each such holder must sign this Revised Purchase Notice.

        (c)  If any surrendered Debentures are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Revised Purchase Notices as there are different registrations of Debentures.

        (d)  If this Revised Purchase Notice is signed by attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to General Mills of their authority so to act.

        5.    Special Issuance Instructions.    Any holder(s) may request that payments for Debentures accepted for purchase be credited to such account at DTC as such holder(s) may designate in the “Special Issuance Instructions” box above. If no such instructions are given, payment for such Debentures will be made to the account of the undersigned.

        6.    Irregularities.    General Mills will determine, in its sole discretion, all questions as to the form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Debentures and General Mills’ determinations shall be final and binding on all parties. General Mills reserves the absolute right to reject any or all surrenders which General Mills determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of General Mills’ counsel, be unlawful. General Mills also reserves the absolute right to waive any defect or irregularity in the surrender of any particular Debenture. No surrender of Debentures will be deemed to have been properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with surrenders must be cured within such time as General Mills shall determine. General Mills’ interpretation of the terms of the Revised Purchase Notice (including these instructions) will be final and binding on all parties. None of General Mills, the Paying Agent or any other person is or will be obligated to give notice of any defects or irregularities in surrenders of Debentures and none of General Mills, the Paying Agent or any other person will incur any liability for failure to give such notice.

        7.    Questions and Requests for Assistance and Additional Copies.    Questions and requests for assistance may be directed to the Paying Agent and additional copies of the Revised Company Notice and this Revised Purchase Notice may also be obtained from the Paying Agent.

        8.    Withdrawal Rights.    You may withdraw previously surrendered Debentures at any time until 5:00 p.m., New York City time, on the Purchase Date. You may also withdraw previously surrendered Debentures if General Mills has not yet accepted them for payment after 12:00 midnight, New York City time, on Friday, November 11, 2005, the expiration of 40 business days from the date of the Original Company Notice. See Section 5 of the Revised Company Notice for a more detailed description of withdrawal rights.

        9.    Transfer Taxes.    If payment of the Purchase Price is to be made to, or if Debentures not surrendered or purchased are to be registered in the name of, any persons other than the registered holder(s), or if surrendered Debentures are registered in the name of any person other than the person(s) signing this Revised Purchase Notice, the amount of any transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

        10.    Taxpayer Identification Number.    Each holder surrendering Debentures is required to provide the Paying Agent with such holder’s correct taxpayer identification number (“TIN”), generally such holder’s Social Security or federal employer identification number, and certain other information, on Substitute Form W-9, which is enclosed, or, alternatively, to establish another basis for exemption from backup withholding. In addition, a holder must cross out item (2) in the Certification box on Substitute Form W-9 if the holder is subject to backup withholding. Failure to provide the information on the form may subject the holder to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax backup withholding on the payments made to the holder or to the payee with respect to Debentures purchased pursuant to the Revised Company Notice. If the holder (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such holder should write “Applied For” in Part 1. If the holder writes “Applied For” in Part 1 and the Paying Agent is not provided with a TIN by the time of payment, the Paying Agent will withhold federal income tax on all such payments, if any, until a TIN is provided to the Paying Agent.

        Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on the Substitute Form W-9, by writing “exempt” on the face of the form and signing and dating the form. A foreign person may qualify as an exempt recipient by submitting to the Paying Agent a properly completed Internal Revenue Service Form W-8BEN, signed under penalties of perjury, attesting to that holder’s exempt status. A Form W-8BEN can be obtained from the Paying Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

        If backup withholding applies, the Paying Agent is required to withhold 28% of any Purchase Price payments made to the holder or to the payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Paying Agent cannot refund amounts withheld by reason of backup withholding.

Purpose of Substitute Form W-9

        To prevent backup withholding on Purchase Price payments made with respect to Debentures surrendered pursuant to the Revised Company Notice, the holder should either:

        (1)        provide the Paying Agent with the holder’s correct TIN (or, if applicable, the TIN of the payee) by completing the enclosed “Substitute Form W-9,” certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN), that the holder is a U.S. person (including a U.S. resident alien), and that:

•	such holder is exempt from backup withholding; or

•	the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends; or

•	the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding; or

        (2)        otherwise establish an adequate basis for an exemption from backup withholding.